                                                                   EXHIBIT 10.13


                                                                  EXECUTION COPY


                                CALL OPTION DEED

          THIS DEED made this 30th day of September, 1999 is by and among (1) Infonet Services Corporation, a Delaware Corporation ("ISC"), (2) Unisource Pan-
                                                       ---
European Services B.V., a company organized under the laws of The Netherlands ("Unisource Sub"), (3) Briap B.V., a company organized under the laws of The
---------------
Netherlands ("Unisource Nominee"), (4) Unisource N.V., a company organized under
              -----------------
the laws of The Netherlands, ("Unisource") and the stockholder of Unisource Sub,
                               ---------
(5) Telia AB, a company organized under the laws of Sweden ("Telia"), KPN
                                                             -----
Telecom B.V., a company organized under the laws of The Netherlands ("KPN"), and
                                                                      ---
Swisscom AG, a company organized under the laws of Switzerland ("Swisscom" and,
                                                                 --------
together with Telia and KPN, the "Unisource Stockholders"), (6) AUCS
                                  ----------------------
Communications Services N.V., a public company organized under the laws of The Netherlands ("AUCS N.V."), and (7) AUCS Communications Services v.o.f., a
              --------
general partnership under the laws of The Netherlands ("AUCS v.o.f.") and herein
                                                        -----------
represented by AUCS N.V. (each a "Party" and collectively the "Parties")
                                  -----                        -------

          WHEREAS, Unisource Sub and Unisource Nominee are the sole holders of the entire issued share capital of AUCS N.V;

          WHEREAS, Unisource Sub, Unisource Nominee and AUCS N.V. are the partners of AUCS v.o.f.; and

          WHEREAS, ISC and the Unisource Entities desire to provide for a potential acquisition of assets of AUCS N.V., AUCS v.o.f. and/or any Subsidiary.

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

          Section 1.1  Certain Definitions.  In this Deed, the capitalized terms
                       -------------------
defined in Schedule 1.1 hereto shall have the meanings set forth or referred to therein.

                                  ARTICLE II.
                                  CALL OPTION

          Section 2.1  Call Option.  In consideration of the payment of one Euro
                       -----------
to each of AUCS N.V. and AUCS v.o.f. (the "AUCS Entities") and other good and
                                           -------------
valuable consideration, receipt of which is hereby acknowledged, each of the AUCS Entities hereby grants to ISC the exclusive right (but not the obligation) to purchase with full title guarantee, at its sole option (the "Call Option")
                                                                -----------
during the Option Period all or any material part of the Assets at the Call Price (as defined in Section 2.3), free of Encumbrances, from the AUCS Entities or the relevant Subsidiary which owns such Assets.

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          Section 2.2  Term of Call Option.  The time period (the "Option
                       -------------------                         ------
Period") during which ISC may exercise the Call Option shall commence on the day
------
following the Commencement Date and shall end at 5.00 pm London time on the third anniversary of the Commencement Date; provided, however, that the Option
                                            --------  -------
Period shall end on the date of termination of the Management Agreement if earlier; and provided, further, that if ISC has provided a Valuation Notice in
             --------  -------
accordance with Section 2.5 below with respect to a Valuation Date falling within the Option Period, then ISC shall be entitled to exercise the Call Option in accordance with Section 2.6(a) below with respect to the Written Determination delivered pursuant to such Valuation Notice, whether or not the date of such exercise occurs subsequent to the Option Period. If ISC has not exercised the Call Option within the Option Period (or subsequent to the Option Period to the extent set forth in the proviso above), the Call Option will expire on the third anniversary of the Commencement Date without any further action by the parties and be of no further force and effect. The Call Option may be exercised no more than once in a calendar year by ISC during the Option Period.

          Section 2.3  Call Price. The Call Price shall be exclusive of VAT if
                       ----------
payable and shall be equal to the Fair Market Value (as determined pursuant to the provisions of Section 2.4 below) of the Assets on the Valuation Date (such Call Price not to exceed Euro 123,246,000 (one hundred and twenty three million, two hundred and forty six thousand Euro)).

          Section 2.4  Fair Market Value.  In order to determine from time to
                       -----------------
time the Fair Market Value of the Assets which are listed in a Valuation Notice for purposes of permitting ISC to determine whether to exercise the Call Option, upon receipt of a Valuation Notice, ISC and Unisource (on behalf of itself, Unisource Nominee, the Unisource Stockholders or the AUCS Entities and Subsidiaries (as applicable)) shall use their reasonable best efforts to mutually agree on the Fair Market Value of the Assets, determined as provided in
Section 2.4(b), as of the Valuation Date. A Valuation Notice may only be served up to two times in any calendar year. In the event they are unable to agree the Fair Market Value of the Assets within ten business days of the date of the Valuation Notice (the "Consultation Period"), then the Fair Market Value of the
                       -------------------
Assets shall be determined by appraisal pursuant to this Section 2.4, as follows:

          (a) The Fair Market Value of the Assets shall be determined for the relevant Valuation Date by an appraiser mutually acceptable to ISC and Unisource. If ISC and Unisource are unable to agree on an appraiser within ten business days following expiration of the Consultation Period, the appraiser shall be selected by the President for the time being of the Institute of Chartered Accountants of England and Wales upon application by ISC or Unisource whose choice of appraiser shall be binding upon the parties. The appraiser shall conduct an appraisal under Section 2.4(b) and determine the Fair Market Value of the Assets, which shall be final and binding on the parties to this Deed. Unisource and ISC will equally share in the payment of the fees and expenses of any appraiser named pursuant to this Section 2.4(a), unless otherwise determined by the appraiser or the Arbitrators appointed under Section 9.2.

          (b) The Fair Market Value of the Assets as of the Valuation Date shall be determined on the day before the Valuation Date and after giving due regard to the principles set forth in Schedule 2.4(b) and any other factors the appraiser deems relevant, using accepted

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valuation practices. In determining the Fair Market Value of the Assets, the appraiser appointed under this Deed shall set forth its determination in writing together with its opinions and the consideration upon which the opinions are based (a "Written Determination"), with a signed counterpart to be delivered to
          ----------------------
each of ISC and Unisource within thirty days of commencing appraisal. Unisource Sub, Unisource Nominee, the AUCS Entities and Subsidiaries shall provide access to the appraiser to all of their records, except as restricted by law, and to their employees, in order to enable the appraiser to make its determination.

          (c) Any appraiser selected pursuant to Section 2.4(a) shall be an investment bank of recognized international standing with respect to the valuation of assets similar in nature to the Assets.

          Section 2.5  Valuation Notice.  At any time no less than thirty days
                       ----------------
and no more than sixty days prior to a Valuation Date ISC shall be entitled to give notice (the "Valuation Notice") to Unisource requiring that the Fair Market
                  ----------------
Value of the Assets identified in the Valuation Notice be determined as of such Valuation Date. The term "Valuation Date" shall mean a date within the Option
                          --------------
Period. For purposes of determining the Call Price, a determination of Fair Market Value of the Assets, pursuant to Section 2.4 shall be binding if ISC exercises the Call Option within thirty business days after receipt by ISC and Unisource of the Written Determination required in Section 2.4 (or thirty business days after ISC and Unisource mutually agree upon the Fair Market Value, if applicable).

          Section 2.6  Exercise of Call Option.
                       -----------------------

          (a) The Call Option may be exercised during the Option Period (or subsequent to the Option Period to the extent set forth in the proviso of section 2.2) at any time within thirty business days after receipt by ISC of the Written Determination required in Section 2.4 (or thirty business days after ISC and Unisource mutually agree upon the Fair Market Value, if applicable) by ISC delivering a written notice of exercise ("Exercise Notice") to Unisource
                                          ---------------
specifying the date, which date shall be at least five days after the date of the Exercise Notice but no later than 75 days after such date, upon which ISC shall acquire the Assets (the "Option Commencement Date"); provided,
                                         ------------------------    --------
however, that the Option Commencement Date may be extended by ISC as reasonably
-------
necessary in order to obtain any requisite governmental approvals, and if the Option Commencement Date is so extended, the Option Commencement Date shall be thirty (30) business days following receipt of such requisite governmental approvals. Such exercise of the Call Option may be subject to the conditions set forth in Section 2.6(b) below. If the Assets are not purchased because any of the conditions in Section 2.6(b) are not met, the right to exercise the Call Option at a future date in respect of the Assets will not be lost, assuming ISC could otherwise give a Valuation Notice in such future period or periods.

          (b) The completion of ISC's acquisition of the Assets pursuant to the exercise of the Call Option shall take place at the London office of Latham & Watkins (or such other place in London or in Amsterdam as is specified by ISC) at 10:00 a.m. local time on the Option Commencement Date. ISC shall deliver to Unisource (on behalf of AUCS N.V., AUCS v.o.f. and any Subsidiary which is selling Assets in respect of which the Call Option is being

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exercised) the Call Price payable in Immediately Available Funds and the AUCS
Entities shall deliver or cause delivery to ISC of physical possession of all the Assets capable of passing by delivery with the intent that title in such Assets shall pass by and upon such delivery and take such other actions as are necessary to transfer ownership of the Assets to ISC. The Assets shall be conveyed to ISC free and clear of all Encumbrances and with full title guarantee.

     Unless waived by ISC, in its discretion, it shall be a condition to ISC's obligation to purchase the Assets at such completion that customary representations and warranties will be given by the Unisource Entities as of the Option Commencement Date. It shall be a condition to the obligation of the Unisource Entities to consummate the sale of the Assets that all necessary consents, approvals and authorizations of third parties and governmental agencies required to be obtained with respect to the acquisition of the Assets (including compliance with all necessary requirements under competition law) shall have been obtained as of the Option Commencement Date; provided that each of the Unisource Entities, the AUCS Entities and ISC shall take whatever steps are reasonably necessary to obtain such consents, approvals and authorizations to permit the legal transfer of the Assets to ISC and to ensure that ISC's consummation of the purchase of the Assets will not create an event of default under any of the Unisource Entities' or AUCS Entities' credit agreements or give rise to an acceleration or requirement to make a change of control offer with respect to any indebtedness of the Unisource Entities' or AUCS Entities; provided that ISC shall not be obligated to dispose of any assets to obtain any
--------
such consent, authorization or approval. Each Party shall bear on its own expenses incurred in connection with obtaining such consents, approvals and authorizations. Receipt by Unisource of the Call Price shall be full discharge of all obligations of ISC to Unisource, the AUCS Entities or any Subsidiary to pay for the Assets provided that ISC may direct that any or all of the Assets acquired pursuant to this Deed shall be conveyed to any Affiliate. Upon purchase of the Assets ISC shall assume the related contractual obligations in respect of such Assets incurred from and after the Option Commencement Date but only to the extent disclosed by Unisource to ISC at the time of such transfer.

          Section 2.7  Exclusive Call Option.  This Call Option grants ISC the
                       ---------------------
sole right during the Option Period to acquire the Assets. ISC shall not exercise the Option in respect of all or any material part of the Assets if such exercise will leave the AUCS Entities unable to perform in all material respects their obligations under any agreement between AUCS and any third party unless reasonably satisfactory arrangements were put in place by the Parties to enable AUCS Entities to fulfill such contractual objectives.

                                 ARTICLE III.
                                     TAXES

          Section 3.1  General.  The Party responsible under applicable law will
                       -------
pay documentary and transfer taxes, sales, use or other taxes for fees imposed as a result of the execution or delivery of this Deed or the consummation of the transactions contemplated hereby including all stamp duty, VAT and other taxes, and notaries' fees.

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          Section 3.2  VAT.  In the event that any tax authorities determine
                       ---
that VAT is chargeable in respect of the sale of Assets pursuant to this Call Option Deed, Unisource shall deliver a valid VAT invoice therefor to ISC.

                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES

          Section 4.1  Representations and Warranties of the Unisource Entities.
                       --------------------------------------------------------
Each of the Unisource Entities represents and warrants that as at the date of this Agreement:

          (a) each Unisource Entity is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is in good standing in each jurisdiction where the failure to be in good standing would have a material adverse effect on its ability to perform its obligations under this Deed;

         (b) AUCS N.V. and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is in good standing in each jurisdiction where the failure to be in good standing would have a material adverse effect on its ability to perform its obligations under this Deed;

          (c) AUCS v.o.f. is a partnership duly formed, validly existing and in good standing under Dutch law, and is in good standing in each jurisdiction where the failure to be in good standing would have a material adverse effect on its ability to perform its obligations under this Deed;

          (d) it and each AUCS Entity has all necessary corporate or partnership power and authority to enter into this Deed and to perform its obligations hereunder, and the execution and delivery of this Deed and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action on its and each AUCS Entity's part;

         (e) this Deed constitutes the legal, valid and binding obligation of it and each AUCS Entity, enforceable against it and each AUCS Entity by ISC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that enforceability is subject to the application of equitable principles or remedies;

          (f) neither it, nor any AUCS Entity nor any Subsidiary, is a party to, or is bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of this Deed and the grant of the Call Option;

          (g) except for the matters set forth in Schedule 4.1(g), no consent, approval or authorization of, or declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by it, any AUCS Entity or any

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Subsidiary that has not been made or obtained in connection with the execution and delivery of this Deed and the grant of the Call Option;

          (h) neither it, nor any AUCS Entity, nor any Subsidiary, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will, as a result of the transactions contemplated hereby, obligate it, any AUCS Entity or any Subsidiary to pay any finder's fee, brokerage fees, commission or similar payment in connection with the transactions contemplated hereby;

          (i) the AUCS Entities or one or more of the Subsidiaries have good and marketable title to, and have in their possession and under their control, all of the Assets;

          (j) (i) no order has been made or petition presented, meeting convened or resolution passed for the winding up of any of the Unisource Entities, any AUCS Entities or any of the Subsidiaries nor has any receiver been appointed or any distress, execution, or other process been levied in respect of the Assets or any of them; and

              (ii) no composition in satisfaction of the debts of any of the Unisource Entities, any AUCS Entities or any of the Subsidiaries or scheme of arrangement of its affairs or compromise or arrangement between it and either or both of its creditors or members or any class of either or both of its creditors or members has been proposed, sanctioned or approved.

          Section 4.2  Representations of ISC.  ISC represents and warrants
                       ----------------------
that:

          (a) it is a company duly incorporated and validly existing under the laws of Delaware;

          (b) it has all necessary corporate power and authority to enter into this Deed and to perform its obligations hereunder, and the execution and delivery of this Deed and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; and

          (c) This Deed constitutes the legal, valid and binding obligation of ISC, enforceable against it in accordance with its terms

                                  ARTICLE V.
                                FURTHER ACTIONS

          Section 5.1  No Action Required.  The exercise of the Call Option
                       ------------------
granted hereby is in the sole and exclusive discretion of ISC, and ISC shall be under no obligation to exercise this Call Option. ISC shall not be liable for any loss or damage suffered by the Unisource Entities, the AUCS Entities, the Subsidiaries, or any third party arising from the non-exercise of the Call Option.

          Section 5.2  No Shop.  None of the Unisource Entities or the AUCS
                       -------
Entities and they severally shall make reasonable efforts to cause their respective officers, directors,

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stockholders or other representatives not to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than ISC and its representatives) concerning any merger, sale of securities, sale of substantial Assets or similar transaction involving the AUCS Entities. In the event that any Unisource Entity or any AUCS Entity receives a proposal relating to any such transaction, the Unisource Entity or the AUCS Entity, as the case may be, shall promptly notify ISC of all terms of such proposal.

          Section 5.3  Further Assurance.  The Unisource Entities and the AUCS
                       ------------------
Entities shall use all reasonable endeavors to do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as ISC may from time to time reasonably require for the purpose of giving ISC the full benefit of the provisions of this Deed.

          Section 5.4  Power of Attorney.  Each of the AUCS Entities hereby
                       -----------------
irrevocably appoints ISC as its attorney to sign, execute and deliver on its behalf all deeds and documents and to do all acts and things necessary to give effect to the terms of this Deed.

          Section 5.5  No Frustrating Action.  From the date of this Deed, the
                       ---------------------
end of the Option Period or the Option Commencement Date (whichever is later to occur) no Unisource Entity shall, directly or indirectly, take any action which might cause any of the representations and warranties set forth in Section 4.1 to become untrue as of the Option Commencement Date.

                                  ARTICLE VI.
                            THE UNISOURCE ENTITIES

          Section 6.1 The Unisource Entities shall (in so far as they are able) cause the AUCS Entities and Subsidiaries to comply with this Deed in all respects and to perform promptly all of their obligations under this Deed and the consummation of the transactions contemplated hereby.

          Section 6.2 Unless expressly provided otherwise, all representations, warranties, undertakings, covenants, agreements and obligations made, given or entered into in this Deed by the Unisource Entities are made, given or entered into severally by each of the Unisource Entities.

                                 ARTICLE VII.
                                   GUARANTEE

          Section 7.1 In consideration of ISC entering into this Deed, the Unisource Entities (together severally the "Guarantors" for the purposes of this
                                            ----------
Article), at the request of the AUCS Entities, hereby unconditionally guarantee to ISC and its successors, transferees and assigns the due and punctual performance and observance by the AUCS Entities of all the AUCS Entities' obligations and the punctual discharge by the AUCS Entities of all the AUCS Entities' liabilities to ISC and/or any other Parties contained in or arising under this Deed or arising from any termination of this Deed, unless they are prevented from doing any of the foregoing as a direct result of any action on the part of ISC.

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          Section 7.2  If the AUCS Entities shall make default in the payment when due of any amount payable to ISC and/or any other party under this Deed or arising from the termination hereof, the Guarantors shall forthwith on demand by ISC unconditionally pay to ISC in the manner prescribed in this Deed an amount equal to the amount payable by the AUCS Entities.

          Section 7.3 As an independent and primary obligation, without prejudice to Section 7.1 the Guarantors hereby unconditionally and irrevocably agree to indemnify and keep indemnified ISC against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by ISC and/or any other Party arising from failure of the AUCS Entities to comply with any of their obligations or discharge any of their liabilities under this Deed or arising from the termination of this Deed or by reason of the AUCS Entities not being at any time, or ceasing to be, liable in respect of the obligations and liabilities purported to be assumed by them in accordance with the express terms of this Deed.

          Section 7.4 The guarantee and indemnity contained in this Article shall be a continuing guarantee and indemnity and shall continue in full force and effect until all liabilities or purported liabilities of the AUCS Entities arising under, and all monies owing or payable or purported to be owing or payable by the AUCS Entities under this Deed or arising from any termination of this Deed, have been paid, discharged or satisfied in full and notwithstanding any insolvency of the AUCS Entities or any change in the status of the AUCS Entities or Subsidiaries.

          Section 7.5 The Guarantors shall not be exonerated or discharged nor shall their liability be affected by any forbearance, whether as to payment, time, performance or otherwise howsoever, or by any other indulgence being given to the AUCS Entities or by any variation of the terms of this Deed or by any act, thing, omission or means whatever which, but for this provision, might operate to exonerate or discharge the Guarantors from their obligations under the guarantee and indemnity continued in this Article.

                                 ARTICLE VIII.
                                  INDEMNITIES

          Section 8.1  Indemnity of the Unisource Entities and the AUCS
                       ------------------------------------------------
Entities.  The Unisource Entities and the AUCS Entities will, severally, defend,
--------
indemnify and hold harmless ISC, its Affiliates and partners and their officers, directors, employees and agents from all liabilities, damages, costs and expenses (including, without limitation, reasonable counsel fees and expenses) incurred in connection with (i) any breach by the Unisource Entities and/or the AUCS Entities of their obligations under this Deed, or (ii) any third party claim against ISC relating to breaches by the Unisource Entities of any of their representations or warranties or any of their obligations hereunder provided that the Unisource Entities and/or the AUCS Entities will not be liable pursuant to this Section 8.1, (i) unless the aggregate amount otherwise due to ISC, its Affiliates and partners and their officers, directors, employees and agents exceeds on a cumulative basis Euro 100,000 and (ii) if such breach of any representation or warranty or any of

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their obligations under this Deed is caused by any willful misconduct or negligence on the part of ISC.

          Section 8.2  Indemnification Procedures:  In the case of any claim
                       ---------------------------
asserted by a third party against a party entitled to indemnification under this Deed (the "Indemnified Party"), notice shall be given by the Indemnified Party
           -----------------
to the party required to provide indemnification (the "Indemnifying Party")
                                                       ------------------
promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defence of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defence of such claim or litigation shall be reasonably satisfactory to the Indemnified Party,
(ii) the Indemnified Party may participate in such defence at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Deed except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defence of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defence of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's tax liability or the ability of Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defences or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defence, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume
       --------
control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defence of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defence of any claim or litigation subject to this Article VIII and the records of each shall be available to the other with respect to such defence.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          Section 9.1  Assignment.  No Party may assign, sublicense, transfer or
                       ----------
otherwise dispose of any rights or sub-contract or transfer or otherwise dispose of any obligations under this Deed, other than in connection with the sale or transfer of all or substantially all the

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assets of the assigning Party, provided that, as a condition of any such transfer, such transferee shall agree in writing with the other Parties to fully perform and discharge all of the obligations of the relevant seller or transferor under this Deed, except with the prior written approval of the other Parties, which approval shall not be unreasonably withheld or delayed.

          Section 9.2  Governing Law and Arbitration.
                       -----------------------------

          (a) This Deed shall be governed by and shall be construed in accordance with English law, without reference to the choice of law provisions thereof. Accordingly any dispute arising out of or having any connection with this Deed shall be decided exclusively in accordance with English law, provided that all such disputes shall be referred, in the first instance, to the respective chief executive officers of the Parties for resolution.

          (b) If a dispute, after having first been discussed by the chief executive officers of each of the relevant Parties (provided that if the dispute
                                                    --------
is between ISC and an AUCS Entity, the matter shall be discussed between the chief executive officers of ISC and Unisource), is not resolved by the said chief executive officers within a maximum of 14 days, the dispute shall be referred to and finally resolved by arbitration under the London Court of International Arbitration ("LCIA") Arbitration Rules, which Arbitration Rules
                            ----
are deemed to be incorporated by reference to this Section 9.2.

          (c) Any arbitration commenced pursuant to Section 9.2 shall be administered by the LCIA and the standard LCIA administrative procedures and schedule of costs shall apply. In any such arbitration, the appointing authority shall be the LCIA. The number of arbitrators shall be three and such arbitrators to include persons experienced in European telecommunications (the "Arbitrators"). The place of arbitration shall be London and the language used
 -----------
in the arbitral proceedings shall be English. The governing law of the Agreement shall be the substantive law of England.

          (d) The fees of the Arbitrators, the costs of the LCIA and the cost of the other parties relating to the arbitration (including, but not limited to, the reasonable costs of professional advisers) shall be borne by those Parties against whom the Arbitrators make any award in the proportion of any such award.

          (e) The Arbitrators shall have authority to award interest on any amount awarded by the Arbitrators up to the date of that award at the rate equal to 1 (one) percentage point above the three month EURIBOR rate for Euros from time to time. If any amount payable as a result of a decision of the Arbitrators is not paid within 14 days of publication of that decision, interest will thereafter accrue on the amount at the rate equal to 2 (two) percentage points above the three month EURIBOR rate for Euros from time to time.

          (f) The referral of a dispute to arbitration under Section 9.2 shall not preclude any Party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending any decision of the Arbitrators.

          (g) Any decision of the Arbitrators shall be final, conclusive and binding on the parties, and the parties agree to exclude, so far as lawfully possible to exclude, any right of application or appeal to the English (or other) courts in connection with any question of law arising in the arbitration or in connection with any award or decision made by the Arbitrators, except as may be necessary to enforce such award or decision.

          (h) The provisions of this Section are severable from the rest of this Deed and shall remain in effect despite the termination of or invalidity for any reason of this Deed.

          Section 9.3  No Partnership.  Nothing in this Deed shall be deemed to
                       --------------
create any joint venture, partnership or principal and agent relationship between any Unisource Entity, any AUCS Entity or Subsidiary and ISC and no party shall hold itself out in its advertising or otherwise in any manner which would indicate or imply any such relationship with the other.

          Section 9.4  Validity.  If any provision of this Deed is found or held
                       --------
to be invalid or unenforceable, the validity of all the other provisions hereof shall not be affected thereby and the parties agree to meet and review the matter and if any valid and enforceable means is reasonably available to achieve the same object as the invalid or unenforceable provision, to adopt such means by way of variation of this Deed.

          Section 9.5  Severability.  In the event that any of the terms of this
                       ------------
Deed are found to be invalid, unlawful or unenforceable, such terms (provided that they are not fundamental to the deed) shall be severable from the remaining terms, which shall continue to be valid and enforceable.

          Section 9.6  Variation.  No variation of or addition to this Deed
                       ---------
shall be of any force or effect unless reduced to writing, signed by or on behalf of the Parties and expressed to amend this Deed.

          Section 9.7  Entire Agreement.  This Deed (including the documents
                       ----------------
referred to in it) replaces all prior agreements and arrangements between the Parties and constitutes the entire understanding between the Parties relating to the subject matter of this Deed. Each Party acknowledges that in agreeing to enter into this Deed it has not relied on any representations, warranties or promises (except those set out in this Deed) made by or on behalf of the other Parties before the signature of this Deed. Each Party waives all rights and remedies which, but for this Section, might otherwise be available to it in respect of any such representation, warranty or promise, provided that nothing in this Section shall limit or exclude any liability for fraud.

          Section 9.8  Waiver.  A waiver by a Party of a breach of any term or
                       ------
condition of this Deed in any one instance shall be in writing and shall not be deemed as a continuing waiver or a waiver of any other or subsequent breach unless the written notice so provides.

          Section 9.9  Notices.
                       -------

          (a) The Parties choose the following addresses as the address at which they will accept service of all documents and notices relating to this Deed.

          to ISC at:  2100 East Grand Ave
                      E1 Segundo CA 90245
                      USA

                      Fax: +1 310 322 6229
                      Attention: The General Counsel

          to any Unisource Entity at:

                      c/o Unisource NV
                      "Transpolis"
                      Polarisavenue 97
                      2137 JH, Hoofddorp
                      The Netherlands

                      Fax: +31 23 568 6200
                      Attention: The General Counsel

          to any AUCS Entity at:

                      Spicalaan 1-59
                      2132 JG Hoofddorp
                      The Netherlands

                      Fax: +31 23 569 7177
                      Attention: The General Counsel

          to Telia at:

                      Marbackagatan 11
                      Stockholm
                      Sweden

                      Fax: +46 89 46 470
                      Attention: Director of Legal Affairs

          To KPN at:

                      Maanweg 174
                      2516 AB, The Hague
                      The Netherlands

                      Fax: +31 70 332 3675
                      Attention: The General Counsel

          To Swisscom at:

                      Lindenpark
                      Worblaufen
                      CH-3050
                      Berne, Switzerland

                      Fax: + 41 31 342 3447
                      Attention: Chief Legal Counsel

          (b) Any notice to be given by a Party to another Party in terms of this Deed shall be given by prepaid registered post or by facsimile or shall be delivered by hand, provided that:

               (i) any notice given by prepaid registered post for which a receipt shall have been issued shall be deemed to have been received by the addressee, in the absence of proof to the contrary, ten days after the date of postage;

               (ii) any notice delivered by hand during normal business hours for which a receipt shall have been issued shall be deemed to have been received by the addressee, in the absence of proof to the contrary, at the time of delivery;

               (iii) any notice given by facsimile shall be deemed to have been received by the addressee, in the absence of proof to the contrary, immediately upon the issuance by the transmitting facsimile machine, of a report confirming correct transmission of all the pages of the document containing the notice or upon receipt by the transmitting facsimile machine, at the end of the notice being transmitted, of the automatic answerback of the receiving facsimile machine.

          Section 9.10  No Third Party Beneficiaries.  This Deed is for the sole
                        ----------------------------
and exclusive benefit of the Parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the Parties hereto, any legal or equitable rights hereunder.

          Section 9.11  Filing.  Except as contemplated in Section 2.6(b), each
                        ------
Party hereto shall use its reasonable efforts to obtain all authorizations, consents, orders and approvals of, to give all notices to and make all filings with, all governmental authorities and other third parties that may be or become necessary (or as otherwise agreed by the Parties) for its execution and delivery of, and performance of its obligations pursuant to, this Deed, and each Party will cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings (including any filings to be submitted to the European Commission as a result of this Agreement). Each Party will bear its own costs, expenses and disbursements in relation to any and all such costs, expenses and disbursements incurred by it under this Section 9.11.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF this Deed has been executed as a Deed by the Parties hereto and is intended to be and is hereby delivered on the date first before written.

SIGNED AND DELIVERED                      )
AS A DEED by                              )
ISC acting by a director                  )
and its secretary or two directors        )
                  --

                         Director

                         Director/Secretary

SIGNED AND DELIVERED                      )
AS A DEED by                              )
UNISOURCE PAN-EUROPEAN                    )
SERVICES B.V. a company                   )
incorporated in The Netherlands           )
by _____________________                  )
[and ________________] being [a]          )
person[s] who, in accordance with         )
the laws of that territory, [is or are]   )
acting under the authority of             )
Unisource Pan-European                    )
Services B.V.                             )

SIGNED AND DELIVERED                      )
AS A DEED by                              )
UNISOURCE N.V. a company                  )
incorporated in The Netherlands           )
by _____________________                  )
[and ________________] being [a]          )
person[s] who, in accordance with         )
the laws of that territory, [is or are]   )
acting under the authority of             )
Unisource N.V.                            )

SIGNED AND DELIVERED                      )
AS A DEED by                              )
TELIA AB a company                        )
incorporated in Sweden                    )
by _____________________                  )
[and ________________] being [a]          )
person[s] who, in accordance with         )
the laws of that territory, [is or are]   )
acting under the authority of             )
Telia AB                                  )

SIGNED AND DELIVERED                      )
AS A DEED by                              )
KPN TELECOM B.V.                          )
a company incorporated in                 )
The Netherlands                           )
by _____________________                  )
[and ________________] being [a]          )
person[s] who, in accordance with         )
the laws of that territory, [is or are]   )
acting under the authority of             )
KPN Telecom B.V.                          )

SIGNED AND DELIVERED                      )
AS A DEED by                              )
SWISSCOM AG a company                     )
incorporated in Switzerland               )
by _____________________                  )
[and ________________] being [a]          )
person[s] who, in accordance with         )
the laws of that territory, [is or are]   )
acting under the authority of             )
Swisscom AG                               )

SIGNED AND DELIVERED                      )
AS A DEED by                              )
AUCS COMMUNICATIONS                       )
SERVICES N.V. a company                   )
incorporated in The Netherlands           )
by Aad van Waveren                        )
being a person who, in                    )
accordance with the laws of that          )
territory, is acting under                )
the authority of AUCS                     )
Communications Services N.V.              )

SIGNED AND DELIVERED                      )
AS A DEED by                              )
AUCS COMMUNICATIONS                       )
SERVICES v.o.f. a partnership             )
formed in The Netherlands                 )
and represented by AUCS N.V. in           )
accordance with Dutch law                 )
by Aad van Waveren                        )
being a person who, in                    )
accordance with the laws of that          )
territory, is acting under                )
the authority of AUCS                     )
Communications Services v.o.f.            )

SIGNED AND DELIVERED                      )
AS A DEED by                              )
BRIAP B.V.                                )
a company incorporated in                 )
The Netherlands                           )
by _____________________                  )
[and ________________] being [a]          )
person[s] who, in accordance with         )
the laws of that territory, [is or are]   )
acting under the authority of             )
Briap B.V.                                )

                                  SCHEDULE 1.1

"Affiliate"                       means (i) ISC, (ii) each current or future
                                  corporation or entity owned or under the Control of ISC, (iii) any of ISC's current or future subsidiaries, and (iv) any current or future corporate entity (or subsidiary thereof) whose primary business is to conduct data communications or other related activities, and such entity has entered into a legal relationship with ISC or any of its Affiliates whereby such corporation has the right to conduct business under the trademark and tradename of "Infonet" and which entities as of the Commencement Date are listed in
                                  Schedule 3, as it may be amended from time to time by ISC upon notice to Unisource and consent of Unisource which will not be unreasonably withheld or delayed;

"Arbitration Rules"               means the rules of the LCIA in accordance with
                                  which any LCIA arbitration will be conducted, or such amended rules as the LCIA may have adopted hereafter to take effect before the commencement of the arbitration;

"Assets" means the tangible assets of the AUCS Entities or Subsidiaries as at the date of this Deed other than assets which the AUCS Entities will transfer to third parties in compliance with their obligations under the AT&T Asset Transfer Agreements but including any tangible assets of the AUCS Entities or Subsidiaries thereafter acquired and any assets to be transferred to the AUCS Entities under the terms of the AT&T Asset Transfer Agreements;

"AT&T Asset Transfer Agreements"  means those AT&T Exit Agreements under which, in accordance with their terms, assets are to be transferred either to or from the AUCS Entities and/or the relevant Subsidiaries.

"AT&T Exit Agreements"            means the Framework Agreement entered into
                                  between the AUCS Entities, UPES, Unisource and various AT&T entities, dated May 29, 1999 including all the various ancillary documents set out as schedules to that Framework
                                  Agreement, to the extent disclosed to ISC by Unisource (for the avoidance of doubt, section 6 and related schedules of the Framework Agreement and certain other pricing and financial information were not disclosed by Unisource to
                                  ISC), true and correct copies of all of which have been delivered to ISC which documents are listed at Schedule A.

"Commencement Date"               means October 01, 1999, 00:01 a.m.;

"Control"                         means in relation to a body corporate, the
                                  power of a person to secure that its affairs are conducted in accordance with the wishes of that person:

                                  (a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

                                  (b) by virtue of any powers conferred by the articles of association or any other document regulating that or any other body corporate, and, in relation to a partnership, means the right to a share of more than one half the assets, or of more than one half of the income, of the partnership;

"Encumbrance"                     means any interest or equity of any person
                                  (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

"Immediately Available Funds"     means a wire transfer of immediately available
                                  funds to a deposit account designated by the recipient or delivery of a certified or bank cashier's check in same day funds;

"Management Agreement"            means the agreement dated September 30, 1999
                                  entered into between the Parties for the provision of management services by ISC to the AUCS Entities;

"Subsidiary"                      means the subsidiaries of AUCS v.o.f. and/or
                                  AUCS N.V. from time to time;

"Unisource Entities"              means Unisource Sub, Unisource, Unisource
                                  Nominee and the Unisource Stockholders;

"VAT" means Value Added Tax or any similar tax from time to time replacing it or performing a similar fiscal function;

The capitalized terms listed below shall have the meanings given to them in the sections of this Agreement cross referenced below:

"Arbitrators"                   Shall have the meaning set forth in Section 9.2

"AUCS Entities"                 Shall have the meaning set forth in Section 2.1

"Call Option"                   Shall have the meaning set forth in Section 2.1

"Consultation Period"           Shall have the meaning set forth in Section 2.4

"Exercise Notice"               Shall have the meaning set forth in Section 2.6

"Guarantors"                    Shall have the meaning set forth in Section 7.1

"Indemnified Party"             Shall have the meaning set forth in Section 8.2

"Indemnifying Party"            Shall have the meaning set forth in Section 8.2

"LCIA"                          Shall have the meaning set forth in Section 9.2

"Option Commencement Date"      Shall have the meaning set forth in Section 2.6

"Option Period"                 Shall have the meaning set forth in Section 2.2

"Valuation Notice"              Shall have the meaning set forth in Section 2.5

"Valuation Date"                Shall have the meaning set forth in Section 2.5

"Written Determination"         Shall have the meaning set forth in Section 2.4

                                SCHEDULE 2.4(b)

            NON-EXHAUSTIVE PRINCIPLES OF DEFINING FAIR MARKET VALUE


1. The appraiser shall take into account the terms and conditions upon which the assets are to be sold.

2.  The appraiser shall consider the likely market for the assets.

3. The appraiser shall assume that the price will be paid in cash upon completion of the purchase.

4. The appraiser shall take into account liabilities associated with the assets on Euro 1 for Euro 1 basis.

                                   SCHEDULE 3
                                   ----------

                                   Affiliates

SEDCO

Infonet Australia

Datakom Austria GmbH

Infonet Belgium S.A

Datacom, S.A.

Interpac Telematica Ltda

Infonet Canada

Infonet Software Solutions

Infonet Chile S.A.

Infonet Services Corporation

Infonet/China Ltd

Enterprise Ltda

Tecapro

Aliatel a.s.

Telecom Denmark Erhverv A/S

Codetel

DATCOM LTD.

InTouch Communications Services

Oy Infonet Finland

Infonet France S.A.

France Telecom Interpac S.A.

Infonet Network Services Deutschland GmbH.

OTE SA

Infonet - Hong Kong

BankNet Ltd.

PT Telekominukasi Indonesia

Infonet Ireland Ltd

Infonet Israel, Ltd

Infonet Italia S.p.A

KDD Communications, Inc. (KCOM)

Korea Telecom, Data Division

InfoGlobe Corporation

Infonet Luxembourg SA

Telecom Malaysia Berhard

Infonet/ACASIA program office

Infonet Mexico

Infonet Nederland BV

Infonet TELECOM AS

CCNet S.A.

Philippines Long Distance Telephone

PLDT Marketing Center

Infonet Portugal

Telefonica Large Distancla

INFOCOM

Singapore Telecom Int'l PTE, Ltd

EDS South Africa (Pty) Limited

Telefonica Servicios SA (TSA1)

Lanka Communication Services Pte. Ltd.

Infonet Svenska AB

Infonet (Switzerland) Ltd.

Hong Kong Telecom Ltd

SIAM Infor Tel Co., Ltd

ACCESS A.S

Infonet UK, Ltd

Infonet Software Solutions, Ltd

Infocom GmbH

Setradat C.A.

                                SCHEDULE 4.1(g)
                                ---------------


                     Consents, authorizations and approvals


1. Form A/B filing by certain of the Parties to the European Commission in relation to the transactions contemplated between Infonet and the Parties under this and other agreements.

                        SCHEDULE A: AT&T Exit Agreements
                        --------------------------------

1. Framework Agreement between AT&T Corp., AT&T Pan-European Services Inc., Unisource N.V., Unisource Pan-European Service B.V., AUCS v.o.f., and AUCS N.V. date 29 May 1999.

2. Easylink Business Transfer Agreement between AUCS v.o.f., AUCS (UK) Limited, AT&T Easylink Services (UK) Limited and AT&T Global Communications Services Inc. dated 22 May 1999 and attached to the Framework Agreement as Schedule 4.1.1.

3. Easylink Transition Services Agreement between AUCS v.o.f. and AT&T Easylink Services (UK) Limited dated 22 May 1999 and attached to the Framework Agreement as Schedule 4.1.2.

4. Continental Asset Transfer Agreement between AT&T Communications Services Inc. and AUC v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(a).

5. Italian X.25 Transfer Agreement between AT&T Communications Services Italia SpA and AUCS (Italia) SpA dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(b).

6. Continental Access Circuits Transfer Agreement between AT&T GME and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(c).

7. UK Stratacom Asset Transfer Agreement between AT&T UK and AUCS v.o.f date 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(d).

8. X.25 Outsourcing Service Agreement between AT&T GME and AUCS v.o.f dated 29 May 1999 and attached to the Frame work Agreement as Schedule 4.2(e).

9. Redditch CDC Lease Agreement between AT&T ISTEL and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(f).

10. Redditch GNMC Telehousing Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(g).

11. Summit House Telehousing Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(h).

12. Amsterdam Telehousing Agreement between AT&T Communications Services Nederland B.V. and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(i).

13. Voice Service Provider Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(j).

14. Data Service Provider Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(k).

15. Interconnect Service Amendment Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(l).

16. Wholesale Services Agreement between AT&T GME and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(m).

17. Worldsource Channel Amendment Agreement between AT&T UK, AT&T GME and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(n).

18. AT&T UK Distribution Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(o).